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EXHIBIT 10.23

CALIFORNIA, REDWOOD CITY (HQ)

Address:	305 Main Street Redwood City, CA 94063
Lease Term:	July 1, 1999 through June 30, 2005
Total Number of Square Feet:	$55,870
Security Deposit:	$160,000.00
Payment Schedule:	$156,436.00

Monthly installments will be subject to an annual increase during the lease term corresponding with the Consumer Price Index for the previous year, provided that such increases shall in no event be less than four percent (4%) nor greater than six percent (6%).

Employees at this location: 249 (total does include contractors)

See attached for list of employees

LEASE AGREEMENT

    1.  Parties.  This Lease, dated for reference purposes as of May 7, 1999 (the "Effective Date"), is made by and between Brugger Corporation, doing business as "Brockway Properties", a California corporation with its principal office at 25 Haciendas Drive, Woodside, California 94062 ("Landlord"), and Niku Corporation, a Delaware corporation with its principal office at 955 Charter Street, Redwood City 94063 ("Tenant").

    2.  Demise of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in the City of Redwood City, County of San Mateo, State of California, described as follows: approximately FIFTY-FIVE THOUSAND EIGHT HUNDRED SEVENTY (55,870) square feet of floor space commonly known as the Brugger Building, located at 305 Main Street, Redwood City, California 94063 (the "Building"), and located on a parcel of land containing a parking lot and other structures, all as shown on the site plan (the "Site Plan") attached hereto as Exhibit A.

    3.  Term.  The term of this Lease ("Lease Term") shall be for six (6) years commencing on July 1, 1999 (the "Commencement Date") and ending on June 30, 2005, unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession. In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, including the obligation to pay the Monthly Installment of rent, and Common Area Charges.

    4.  Rent

      A.  Time of Payment.  Tenant shall pay to Landlord as rent for the Premises the sum specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

      B.  Monthly Installment.  The Monthly Installment of rent payable each month during the first twelve months of the Lease Term shall be ONE HUNDRED FIFTY-SIX THOUSAND, FOUR HUNDRED THIRTY-SIX AND NO/100 DOLLARS ($156,436.00). The Monthly Installment will be subject to an annual increase during the Lease Term corresponding with the Consumer Price Index for the previous year, provided that such increases shall in no event be less than four percent (4%) nor greater than six percent (6%).

      C.  Late Charge.  Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

      D.  Additional Rent.  All taxes, insurance premiums, Common Area Charges, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent.

      E.  Place of Payment.  Rent shall be payable in lawful money of the United States of America to Landlord at 25 Haciendas Drive, Woodside, California 94062, or to such other person(s) or at such other place(s) as Landlord may designate in writing.

      F.  Advance Payment.  Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of ONE HUNDRED FIFTY-SIX THOUSAND, FOUR HUNDRED THIRTY-SIX AND NO/l00 DOLLARS ($156,436.00). to be applied to the Monthly Installment of rent first accruing under this Lease.

    5.  Security Deposit.  Tenant shall deposit the sum of ONE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($160,000.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

    6.  Use of Premises.  Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of and for no other purpose. Tenant shall indemnify protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Parcel outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of Parcel outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

    7.  Taxes and Assessments.

      A.  Tenant's Property.  Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

      B.  Property Taxes.  Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before the later of the following dates: (1) ten (10) days prior to the delinquency date; or (2) twenty (20) days after receipt of billing. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord.

      As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel. As of the Commencement Date, Tenant's Pro Rata Share is one hundred percent (100%).

      For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall specifically exclude any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

      C.  Other Taxes.  Tenant shall, as Additional Rent, pay or reimburse Landlord for Tenant's Pro Rata Share of any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Provided that, notwithstanding the foregoing, Tenant shall not pay or reimburse Landlord with respect to any tax based upon Landlord's net income.

      D.  Tenant's Right to Contest Assessment.  For the full term of this Lease, Tenant will have the right to contest the assessment of Property Taxes against the Premises by the any governmental authority if Tenant in good faith believes that the assessment overstates the value of Premises. Any reductions in Property Taxes resulting from such actions by the Tenant will be credited to Tenant.

    8.  Insurance.

      A.  Indemnity.  Except for Landlord's negligence or willful misconduct, Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, Tenant's operation, maintenance, use or occupancy of the Premises and the Parcel and all areas appurtenant thereto. This Lease is made on the express understanding that Landlord shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause (except for the negligence or willful misconduct of Landlord), which in any way may be connected with Tenant's operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

      B.  Liability Insurance.  Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Three Million Dollars ($3,000,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

      Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of such cost to Landlord as provided in Paragraph 12 below.

      C.  Property Insurance.  Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus, at Landlord's option, flood insurance and earthquake insurance as Landlord may from time to time elect to maintain or which may be required from time to time by Landlord's mortgagee. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall within twenty (20) days after receipt of billing, pay to Landlord as Additional Rent, Tenants Pro Rata Share of such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of toss or damage, Tenant shall be required to pay to Landlord Tenant's Pro Rata Share of the amount of such deductible. Provided that, if Landlord proposes to obtain any insurance policy calling for a deductible over $25,000, Landlord will notify Tenant and obtain Tenant's consent to the policy.

      D.  Tenant's Insurance: Release of Landlord.  Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value. Tenant hereby releases Landlord, and its partners, officers, agents, employees, and servants, from any and all claims, demands, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other personal property of Tenant in, about, or upon the Premises, which are caused by perils, events or happenings where the same are covered by the insurance required by this Lease or which are the subject of insurance carried by Tenant and in force at the time of such loss.

      E.  Mutual Waiver of Subrogation.  Tenant and Landlord hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph E shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectable.

    9.  Utilities.  Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of such costs to Landlord as provided in Paragraph 12 below.

    10.  Repairs and Maintenance.

      A.  Landlord's Repairs.  Subject to the provisions of Paragraph 16, Landlord shall keep and maintain the structural elements, exterior roof and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace the windows, doors or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder (including the cost of repairs and maintenance of the roof membrane, skylights, gutters and down spouts), provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents, or invitees. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane).

      B.  Tenant's Repairs.  Except as expressly provided in Subparagraph 10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning CHVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

    Should Tenant fail to make repairs required of Tenant hereunder forthwith upon five (5) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

    Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraph 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Parcel. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Parcel.

    11.  Common Area.  Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as

"Common Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. Tenant shall have the exclusive use of one hundred percent (100%) of the parking spaces in the Common Area as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicle or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

    Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord Tenant's Pro Rata Share of such costs as provided in Paragraph 12 below.

    12.  Common Area Charges.  Tenant shall pay to Landlord, as Additional Rent, upon demand but not more often than once each calendar month, an amount equal to Tenant's Pro Rata Share of the Common Area Charges as defined in Subparagraph 8.B and Paragraphs 9, 11, 13 and 36 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional five percent (5%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services.

    13.  Alterations.  Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority. Landlord agrees that such consent will not be unreasonably withheld. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

    If, during the Term hereof, any alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If during the Lease Term, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of said cost to Landlord as provided in Paragraph 12 above.

    14.  Warranty, Acceptance of Premises, Disclaimer.

      A.  Warranty.  Landlord represents that upon the Commencement Date (i) the Premises will be in substantial compliance with the "Building Features" description contained in Exhibit C, and that (ii) the Premises will be in full compliance with the Americans With Disabilities Act, and any other governmental codes or laws regulating access to the Premises.

      B.  Acceptance of the Premises.  By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements, except for punch list items.

      C.  Disclaimer of Warranties.  Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

    15.  Default.

      A.  Events of Default.  A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

        (1) Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) business days after written notice of such default is given to Tenant. If Landlord serves Tenant with a Notice to Pay or Quit pursuant to the applicable unlawful detainer statutes, such Notice to Pay or Quit shall also constitute the written notice required by this clause;

        (2) Tenant's breach or violation of any of the provisions of Paragraph 25 below;

        (3) Tenant's breach or violation of any of the provisions of Paragraph 39 below;

        (4) Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for ten (10) days after written notice of such failure is given to Tenant;

        (5) Tenant's vacating or abandonment of the Premises;

        (6) Tenant's assignment of its assets for the benefit of its creditors;

        (7) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

        (8) Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation,

    dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

        (9) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 8 above; or

       (10) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of forty-five (45) days.

      B.  Remedies.  Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

        (1) Recovery of Rent.  Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

        (2) Termination.  Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

          (a) maintenance and preservation of the Premises;

          (b) efforts to relet the Premises;

          (c) appointment of a receiver in order to protect Landlord's interest hereunder;

          (d) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

          (e) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

        (3) Damages.  In the event this Lease is terminated pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

          (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

          (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

          (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise); (iii) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorneys' fees and court costs; and (vii) any unamortized real estate brokerage commission paid in connection with this Lease.

          (e) The "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph 15.B(3) is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 15.B(3) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 15 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

    16.  Destruction.  In the event that any portion of the Premises are destroyed or damaged by an uninsured peril, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration.

    In the event the Premises are damaged or destroyed from any insured peril to the extent of fifty percent (50%) or more of the then replacement cost of the Premises, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If a party does not give such notice in writing within such period, the parties shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

    In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises, Landlord shall, at Landlord's expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

    In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the time required for such repair or restoration. If such period is longer than one hundred twenty (120) days from the issuance of a building permit, Tenant may, within thirty (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of Public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, ability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord's obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

    Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

    17.  Condemnation.

      A.  Definition of Terms.  For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Premises be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

      B.  Rights.  The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

      C.  Total Taking.  In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

      D.  Partial Taking.  In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

    18.  Mechanics' Lien.  Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of non responsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

    19.  Inspection of the Premises.  Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within one hundred eighty (180) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

    20.  Compliance with Laws.  Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

    21.  Subordination.  The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

      A.  Priority.  This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

      B.  Subsequent Security Instruments.  At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

      C.  Documents.  Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (I) liable for any act or omission of any prior landlord (including

  Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or Additional Rent paid more than one (1) month in advance of its date due under this Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of the Lease made without the prior written consent of Lender. Tenant's failure to execute any such document or instrument with ten (10) days after written demand therefor shall constitute a default by Tenant.

      D.  Tenant's Attornment.  Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

      E.  Lender.  As used in this Lease, the term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

    22.  Holding Over.  This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

    23.  Notices.  Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in the initial paragraph of this Lease, above.

    After the Commencement Date, the address of Tenant shall be at the Premises.

    24.  Attorneys' Fees.  In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

    25.  Nonassignment.

      A.  Landlord's Consent Required.  Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

      Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

      B.  Transferee Information Required.  If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least thirty (30) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised in its reasonable business discretion:

        (1) Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within twenty (20) days after receipt by Landlord of Tenant's notice of intent to transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 34, on or before the effective termination date, provided that, in no event will Tenant have less than one hundred twenty (120) days from the date it receives notice of Landlord's election to vacate and surrender the Premises; or

        (2) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as Additional Rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions or advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

        (3) Landlord may reasonably withhold its consent to the proposed Transfer.

    26.  Successors.  The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

    27.  Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

    28.  Landlord Loan or Sale.  Tenant agrees' promptly following request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that the Lease as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults, if any, that are claimed), and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

    29.  Surrender of Lease Not Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

    30.  Waiver.  The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

    31.  General.

      A.  Captions.  The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

      B.  Definition of Landlord.  The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

      C.  Time of Essence.  Time is of the essence for the performance of each term, covenant and condition of this Lease.

      D.  Severability.  In case anyone or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      E.  Joint and Several Liability.  If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

      F.  Law.  As used in this Lease, the term "Law(s)" or "law(s)" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

      G.  Agent.  As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

      H.  WAlVER OF JURY TRIAL.

LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

    INITIALS: [ILLEGIBLE] (Landlord) [ILLEGIBLE] (Tenant)

    32.  Signs.  Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord, such consent not to be unreasonably withheld by Landlord. Any sign erected by the Tenant will be in full compliance with the laws of Redwood City, and Tenant will bear all costs associated with obtaining any necessary permits. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

    33.  Interest on Past Due Obligations.  Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

    34.  Surrender of the Premises.  On the last day of the Lease Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted, with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the

Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

    35.  Authority.  The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

    36.  Public Record.  This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises and any amendment thereof.

    All assessments and charges which are imposed, levied or assessed against the Parcel and Buildings pursuant to the above-described covenants, conditions and restrictions shall be a Common Area Charge and Tenant shall pay its share of such assessments and charges to Landlord as provided in Paragraph 12 above.

    37.  Broker and Commission.  Landlord and Tenant acknowledge that the Tenant has been represented by Soroush Kaboli, an independent California real estate broker (the "Broker"), in obtaining this Lease. Landlord agrees to pay the Broker a leasing commission of ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($135,000.00), fifty percent (50%) of which is payable upon execution of this Lease, and the remaining fifty percent (50%) upon occupancy by Tenant. The parties acknowledge and represent that they have not dealt with any other brokers related to this Lease, and no additional brokerage commission, fee, obligation has been paid or is owed by either party.

    38.  Limitation on Landlord's Liability.  Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

      A.  Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Buildings and Parcel;

      B.  No partner of Landlord shall be sued or named in a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

      C.  No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

      D.  No partner of Landlord shall be required to answer or otherwise plead to any service of process;

      E.  No judgment will be taken against any partner of Landlord;

      F.  Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

      G.  No writ of execution will ever be levied against the assets of any partner of Landlord;

      H.  The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner of Landlord.

    39.  Hazardous Material.

      A.  Definitions.  As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

      B.  Permitted Use.  Subject to the compliance by Tenant with the provisions of Subparagraphs C, D, E, F, G, H, and I below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit D attached hereto, in the quantities set forth in Exhibit D.

      C.  Hazardous Materials Management Plan.

         (i) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit D), Tenant shall submit to Landlord a Hazardous Materials Management Plan CHMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

        (ii) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay all-such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

      D.  Use Restriction.  Except as specifically allowed in Subparagraph B above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, Building or Parcel or any other land or improvements in the vicinity of the Premises, Building or Parcel. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises, Building or Parcel caused or permitted by Tenant or its Agents results in contamination of the Premises, Building or Parcel or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Building or Parcel, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, Building or Parcel and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises, Building or Parcel by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Building or Parcel, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

      E.  Landlord Indemnity.  To Landlord's knowledge, as of the Commencement Date the Premises are or will be free of any Hazardous Material. Landlord shall defend, protect, hold harmless and indemnify Tenant with respect to all actions, claims, losses, fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any disposal of any Hazardous Material on the surface of the Premises occurring before the Commencement Date.

      F.  Tenant Indemnity.  Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by (i) any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises, Building or Parcel and/or the surrounding real property or (ii) any disposal of any Hazardous Material on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease. Tenant shall not suffer any lien to be recorded against the Premises, Building or Parcel as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises.

      G.  Compliance.  Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

      H.  Assignment and Subletting.  It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

      I.  Surrender.  Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises, Building or Parcel that Tenant or its Agents introduced to the Premises, Building or Parcel. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees including, but not limited to, attorneys' and consultants' fees), fees, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

      J.  Right to Appoint Consultant.  Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

      K.  Holding Over.  If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

      M.  Provisions Survive Termination.  The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

      N.  Controlling Provisions.  The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

[Signature page follows.]

    IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below.

Brugger Corporation		Niku Corporation
By	/s/ Gisela Brugger	By	/s/ Farzad Dibachi
Name:	Gisela Brugger	Name:	Farzad Dibachi
Title:	President	Title:	President and CEO
Date:	5/7/99	By:	/s/ Harold J. Slawik
		Name:	Harold J. Slawik
		Title:	Vice President, Corp. Development
		Date:	5/7/99

ADDENDUM

    This Addendum to the Lease Agreement between Brugger Corporation and Niku Corporation dated May 7, 1999, is intended to state additional terms and conditions agreed upon by the parties. Any capitalized terms used in this Addendum will have the same meanings as are stated in the Lease.

    1.  Option.  Tenant shall have an option to extend the term of the Lease for an additional term of five (5) years after its termination date. The Tenant will pay base rent equal to ninety percent (90%) of the fair market value for similar "Class A" office space within the same geographic corridor. In the event Landlord and Tenant can not reach an agreement regarding the base rental rate for the option period, the fair market value shall be established by averaging the rate established for the property by two licensed California real estate brokers, one of whom will be chosen by each of the parties. Provided that, in no event will the base rent for the option period be less than the last month's rent due under the initial six year term of the Lease.

    2.  Operating Expenses.  Notwithstanding any language to the contrary in the Lease, the parties agree that there are no management fees, and that the Landlord's request for reimbursement of operating expenses shall be made every (3) months.

    3.  Building Features.  Landlord agrees to construct and complete the Building with the "warm shell" building features list presented to Tenant, as set forth on Exhibit C attached to this Lease.

    4.  Tenant Improvements and Allowance.  Landlord shall complete the interior improvements to the Building as set forth in the plan prepared by Landlord and attached as Exhibit C to this Lease. Landlord agrees to bear the complete cost of the construction of the lobby on the first floor of the Building according to the plan already presented by Landlord. In addition, Landlord will pay the cost of the remaining interior improvements up to, but not to exceed, a total of $10.00 per square foot, for a maximum improvement allowance of $558,700.00. During construction, Tenant and its agents or contractors shall have reasonable access to the Premises for purposes of installing voice, data, and other communications equipment.

    5.  Notwithstanding any language to the contrary in the Lease, Tenant shall not be obligated to accept delivery of the Premises by Landlord until substantial completion of the Tenant Improvements set forth In Exhibit C. The parties agree that the July 1, 1999 Commencement Date is a target day, and that the actual occupancy date is subject to the construction process and buildout schedule.

    6.  The parties agree to keep the terms of this Lease strictly confidential.

CONCEPTUAL: For planning purposes only.

[MAP]
305 MAIN STREET
REDWOOD CITY, CALFORNIA

     Exhibit A, Page 1

305 Main Street
Redwood City, California

[FLOOR PLANS]

Contact:
Brockway Properties
Owner and Managers
(650) 364-1008 • (650) 363-5957 fax

Exhibit A, Page 2

EXHIBIT B
TENANT IMPROVEMENT PLAN

305 Main Street, Redwood City

Building Features

Construction schedule

    The project is under construction. The building shell is scheduled for completion in April of 1999.

Toilet rooms

    Each floor has a toilet room core. Each women's toilet room has three toilets and two lavatories. One toilet stall is equipped for use by the handicapped and both lavatories are accessible to the handicapped. The Mens toilet room has the same except it has a urinal in place of one stall. Additional stalls may be added to each toilet room. There is a janitor closet and a drinking fountain on each floor next to the toilet rooms.

Lobby

    The lobby is being constructed as a part of the shell (per plans presented). Therefore, the tenant could construct a lobby to suit their needs. The building has two elevators with vestibules on each floor.

Drywall and finish

    Drywall will be installed at stair shafts, elevator and rest room cores. The drywall will be taped, finished and painted at the inside of the stairs, rest rooms and elevator vestibule. The exterior of the stairs, rest room cores and elevator shafts will be taped and ready to paint. The tenant will be responsible for finish in these areas. Also, the tenant is responsible for the framing, insulation, drywall and finish at the perimeter of the second and third floors. This wall is from the floor to two feet high at the glass. The corridor is a part of the tenant improvements. The interior of the stair shafts and rails will be finish painted as well as the interior of the toilet rooms.

Glass and skin

    The shell is made of glass and E.I.F.S. cladding. The E.I.F.S. is a foam insulating finish material. The skin of the building is insulated wherever possible. The primary glass is a high performance "Viracon" glass.

2/22/99
Exhibit C, Page 1

305 Main Street, Redwood City

Building Features, Continued

Heating, Ventilation and Air Conditioning (HVAC)

    There are two HVAC units. Each unit is a 75 ton variable air volume (VAV) hot water reheat system with full economizers. The units have "Trane Tracer" direct digital controls. The units are designed for 1.5 watts per s. f. lighting and 1.75 watts per s.f. Miscellaneous. For the construction of the shell, the units have vertical drops to each floor with perimeter loop ducts at each floor. The distribution from the duct loop is by the tenant.

Electrical

    [Subject to final review and approval]

    As follows:

    1200 Ampere switchboard w/ GFI main breaker.

    200 Ampere high voltage house panel (277/480 volt) feeding:

  •
  277 volt core lighting (bathrooms, stairs, and central corridors.)

  •
  277 volt exterior lighting.

  •
  Elevators.

  •
  35 KVA Transformer feeding 200 ampere low wattage house panel (120/208 volt.) Low voltage panel feeds core area convenience and bathroom GFI receptacles.

  •
  Up to six meter bases for tenant use, two per floor. Power is not distributed to any tenant panels.

  The information contained herein has been obtained from sources we deem reliable, however, we cannot guarantee it. All information should be verified prior to purchase or lease.

  2/22/99
  Exhibit C, page 2

QuickLinks

LEASE AGREEMENT
[Signature page follows.]
ADDENDUM
EXHIBIT B TENANT IMPROVEMENT PLAN